UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): April 4, 2019
EXTRACTION OIL & GAS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation)	001-37907 (Commission File Number)	46-1473923 (IRS Employer Identification No.)
370 17th Street, Suite 5300
Denver, Colorado 80202
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (720) 557-8300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Appointment of Principal Officers.
As announced on the Current Report on Form 8-K filed by Extraction Oil and Gas, Inc. (the “Company”) on April 4, 2019, Mark A. Erickson, the Chairman and Chief Executive Officer of the Company is taking a medical leave of absence. In connection with Mr. Erickson’s leave of absence, on April 4, 2019, Matthew R. Owens was designated as acting Chief Executive Officer.

Mr. Owens, age 32, is currently the Company’s President and a member of the Company’s Board of Directors. From 2008 to 2010, he served as Operations Engineer for Gasco Energy, working deep, high-pressured gas in the Uinta Basin. While at Gasco Energy, he drilled and completed over 50 wells in the Mancos, Blackhawk and Mesaverde formations. From 2010-2012, Mr. Owens worked at PDC Energy, Inc., an oil and gas exploration and development company with a primary focus on the Wattenberg Field, as an Operations Engineer, leading the horizontal completion and production activities in the Wattenberg Field. He completed over 45 horizontal Codell and Niobrara wells and was responsible for optimizing production for the program. Mr. Owens has been the Company’s President since the Company’s formation in 2012, which, at the time, was a wholly owned subsidiary of PRE Resources, LLC. Mr. Owens holds a BS degree in petroleum engineering from the Colorado School of Mines.

There have been no changes to Mr. Owens’s compensation at this time. Mr. Owens has no family relationships with any of the Company’s officers or directors. Information concerning Mr. Owens’s interests requiring disclosure under Item 404(a) of Regulation S-K is incorporated by reference to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2019	EXTRACTION OIL & GAS, INC.
	By:	/s/ Russell T. Kelley, Jr.
Russell T. Kelley, Jr. Chief Financial Officer

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